As filed with the Securities and Exchange Commission on July 2, 2009
File No. 811-07567
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 |X|

                                                                                  Amendment No. 19

(Check appropriate box or boxes)

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

(Exact Name of Registrant as Specified in Charter)

State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111

(Address of Principal Executive Offices) (Zip Code)

(617) 664-5370
(Registrant’s Telephone Number, Including Area Code)

Nancy L. Conlin, Secretary
State Street Bank and Trust Company
4 Copley Place, 5th Floor, CPH 0326
Boston, Massachusetts 02116
(Name and Address of Agent for Service)

Copy to:

Philip H. Newman, Esq.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

EXPLANATORY NOTE

The POS AMI filing dated July 1, 2009, Post Effective Amendment Number 17, is not the current information for the State Street Navigator Securities Lending Prime Portfolio (“Prime Portfolio”), Series S000009767, Class/Contract C000026831.

For current information pertaining to the Prime Portfolio, please refer to Post Effective Amendment No.16 filed with the Securities and Exchange Commission on March 20, 2009, Accession Number: 0000950135-09-001926.

For current information pertaining to the PSF Portfolio, Series: S000026536    Class: C000079684   please refer to Post Effective Amendment No. 18 fled with the Securities and Exchange Commission on July 2, 2009, Accession Number:  0000950123-09-019991      .

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, State Street Navigator Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 2nd day of July, 2009.

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

By:           /s/ Julie Tedesco
Julie Tedesco
Attorney in fact

By:           /s/ Nancy L. Conlin
Nancy L. Conlin
Secretary